Exhibit 99.1

NEWS RELEASE Contacts: Media – John Vigeland (920) 429.4132 Investor Relations (920) 429.7039

SHOPKO SPECIAL MEETING OF SHAREHOLDERS

TO PROCEED AS SCHEDULED

GREEN BAY, Wis. (September 8, 2005)  ShopKo Stores, Inc. (NYSE: SKO), announced today that its special meeting of shareholders to approve the merger of ShopKo with an affiliate of Goldner Hawn Johnson & Morrison, Incorporated will proceed as scheduled on September 14, 2005 after the Circuit Court for Brown County, Wisconsin denied a motion by the plaintiffs to preliminarily enjoin the special meeting of shareholders in the In Re ShopKo Stores, Inc. Shareholder Litigation.

Under the terms of the merger agreement, each outstanding share of ShopKo's common stock will be converted into the right to receive $24.00 in cash. ShopKo currently has approximately 30.2 million shares of common stock outstanding, excluding options.

ShopKo urges shareowners to sign, date and return the white proxy card voting FOR the proposal to approve the merger agreement.  Shareholders with any questions regarding the proxy materials, should contact ShopKo’s proxy solicitor, Georgeson Shareholder Communications, toll free at 1.800.280.7183.

ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions.  Retail formats include 140 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 219 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept.  With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO.  For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at www.shopko.com.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions.  These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger, ShopKo has filed with the SEC, and furnished to shareholders of ShopKo, a definitive proxy statement.  Shareholders are advised to read the definitive proxy statement distributed to shareholders because it contains important information.  Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

Shareholders also are able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo’s website, http://www.shopko.com.

ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of April 1, 2005, is set forth in ShopKo’s definitive proxy statement as filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

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